UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2012, the Board of Directors (the “Board”) of CorMedix Inc. (the “Company”), appointed Brian Lenz as the Company’s Chief Operating Officer, in recognition of the increase in Mr. Lenz’s day-to-day responsibilities.  Mr. Lenz’s current compensation remains unchanged under his existing employment agreement, as amended.  Mr. Lenz will also remain the Company’s Chief Financial Officer, Treasurer and Secretary.

Mr. Lenz joined the Company as the Company’s Chief Financial Officer and Treasurer in February 2010 and was appointed as Secretary in January 2011. Previously, Mr. Lenz served as the Chief Financial Officer of Arno Therapeutics, Inc., a development stage pharmaceuticals company, from July 2008 to February 2010. Previously, Mr. Lenz served as Chief Financial Officer, Treasurer and Secretary of VioQuest Pharmaceuticals, Inc., a development stage biotechnology company, from April 2004 to July 2008, and prior to that served as its controller beginning in October 2003. Mr. Lenz was a controller with Smiths Detection Group, a provider of threat detection and screening technologies, from 2000 to 2003, and a senior auditor with KPMG, LLP, a provider of audit, tax and advisory services, from 1998 to 2000. Mr. Lenz holds a B.S. in Accounting from Rider University and received his M.B.A. from Saint Joseph’s University, and is a certified public accountant licensed in the State of New Jersey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2012	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer and Chief Operating Officer